Exhibit 99.1

WhiteHorse Finance, Inc. Provides Update on Portfolio Activity And Announces Date of

First Quarter 2022 Financial Results

NEW YORK, NY, May 3, 2022 – WhiteHorse Finance, Inc. (“WhiteHorse Finance” or the “Company”) (Nasdaq: WHF) today provided an update on portfolio activity for the first quarter of 2022 and announced the date of its upcoming conference call to discuss the results of the quarter.

Portfolio Update

During the three months ended March 31, 2022, the Company had gross deployments of approximately $86.1 million and sales and principal repayments of approximately $47.7 million prior to the effects of transferring investments to the WHF STRS Ohio Senior Loan Fund LLC joint venture (“STRS JV”). The gross deployments of $86.1 million were comprised of $69.5 million in six new portfolio companies and $16.6 million in various add-on investments. The $47.7 million of sales and principal repayments were primarily driven by realizations in five portfolio companies including LHS Borrower, LLC, DCA Investment Holding, LLC, Epiphany Business Services, LLC, AST-Applications Software Technology LLC and Grupo HIMA San Pablo, Inc.

The Company estimates total investments at fair value to have decreased to approximately $800 million during the three months ended March 31, 2022 after factoring in purchases of investments, sales of securities, principal repayments, net fundings on revolvers and net change in unrealized gains (losses). The Company also estimates net asset value as of March 31, 2022 to be in the range of $14.97 to $15.01 per share. During the three months ended March 31, 2022, the realization from Grupo HIMA San Pablo, Inc. generated an approximate $6.9 million net loss, or approximately a net loss of 29.8 cents per share.

WhiteHorse Finance to Report First Quarter 2022 Results

The Company will release its first quarter financial results for the period ended March 31, 2022 on Tuesday, May 10, 2022. The Company will discuss its financial results on a conference call that day at 12:00 p.m. ET.

To access the teleconference, please dial 866-518-6930 (domestic and international) approximately 10 minutes before the teleconference’s scheduled start time and reference ID #WHFQ122. Investors may also access the call on the investor relations portion of the Company’s website at www.whitehorsefinance.com.

If you are unable to access the live teleconference, a replay will be available beginning approximately two hours after the call’s completion through March 17, 2022. The teleconference replay can be accessed by dialing 800-938-2243 (domestic and international). A webcast replay will also be available on the investor relations portion of the Company’s website at www.whitehorsefinance.com.

About WhiteHorse Finance, Inc.

WhiteHorse Finance is a business development company that originates and invests in loans to privately held, lower middle market companies across a broad range of industries. The Company's investment activities are managed by H.I.G. WhiteHorse Advisers, LLC, an affiliate of H.I.G. Capital, LLC, (“H.I.G. Capital”). H.I.G. Capital is a leading global alternative asset manager with over $47 billion of capital under management* across a number of funds focused on the small- and mid-cap markets. For more information about H.I.G. Capital, please visit http://www.higcapital.com.  For more information about the Company, please visit http://www.whitehorsefinance.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contacts

Stuart Aronson

WhiteHorse Finance, Inc.

212-506-0500

saronson@higwhitehorse.com

Joyson Thomas

WhiteHorse Finance, Inc.

305-379-2322

jthomas@higwhitehorse.com

Robert Brinberg

Rose & Company

212-257-5932

whitehorse@roseandco.com

Source: WhiteHorse Finance, Inc.

* Based on total capital commitments managed by H.I.G. Capital and affiliates.